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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 9, 1999



                           METRETEK TECHNOLOGIES, INC.
                           ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                                0-19793                  84-11698358
----------------------------    ------------------------     -------------------
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
OF INCORPORATION)                                            IDENTIFICATION NO.)


                1675 Broadway, Suite 2150, Denver, Colorado 80202
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 592-5555
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

THE PRIVATE PLACEMENT

         GENERAL DESCRIPTION. On December 9, 1999, Metretek Technologies, Inc., a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement (as amended, the "Securities Purchase Agreement") and related agreements with certain funds, and with an account established by an institutional investor, for which DDJ Capital Management, LLC is the investment manager or an investment advisor (the "DDJ Investors"). Pursuant to the Securities Purchase Agreement, the DDJ Investors agreed to purchase in a private placement, subject to certain conditions described below, 3,000 units ("Units"), at a price of $2,000 per Unit, for an aggregate purchase price of $6,000,000 in cash. Each Unit consists of 200 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), one share of Series B Preferred Stock, par value $.01 per share ("Preferred Stock"), and warrants ("Warrants") to purchase 100 shares of Common Stock. The Securities Purchase Agreement provides for the issuance of the Units to the DDJ Investors in two closings ("Closings"). On December 9, 1999, the Company issued and sold to the DDJ Investors 1,450 Units for an aggregate purchase price of $2,900,000 (the "First Closing"). At the "Second Closing", the Company will issue and sell to the DDJ Investors 1,550 additional Units for an aggregate purchase price of $3,100,000 in cash, subject to reduction as set forth below. The Second Closing will occur promptly after the date the stockholders approve the Private Placement (the "Private Placement Proposal") at a special meeting of the stockholders (the "Special Meeting"), if certain other conditions described herein, are met. The Special Meeting is expected to be held in early February 2000.

         Among other things, the Second Closing is conditioned upon additional institutional investors or other "accredited investors" (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) ("Additional Investors") purchasing no less than 3,000 additional Units and no more than 4,000 additional Units, at a price dependent upon market conditions. The DDJ Investors and the Additional Investors are collectively referred to in this Form 8-K as the "Purchasers." The Additional Investors will enter into the Securities Purchase Agreement and the Registration Rights Agreement (as defined below), will receive Warrants and will purchase Units at the Second Closing. If the economic terms of the sale of Units to the Additional Investors is more favorable than the economic terms of the sale of the Units to the DDJ Investors, such as a lower per Unit purchase price, then, DDJ Investors will be entitled to receive the same economic benefit with respect to all Units they purchased in the First Closing or in the Second Closing, whether through refund, redemption, exchange or otherwise, such as by a reduction in the purchase price of the Units to be purchased by the DDJ Investors in the Second Closing.

         The offer, sale and issuance of the Units to the DDJ Investors and to the Additional Investors is referred to in this Form 8-K as the "Private Placement". As discussed below, the primary purpose of the Private Placement is to raise capital to enable the Company to develop its Internet business, repay certain outstanding indebtedness, and otherwise fund general working capital requirements, as more fully described below. Consummation of the Second Closing is conditioned upon, among other things, the approval of the Private Placement Proposal by the stockholders of the Company.

         TRANSFER RESTRICTIONS. The issuance of the shares of Common Stock, the shares of Series B Preferred Stock and the Warrants in the Private Placement, including the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock and upon exercise of the Warrants, has not been registered under the Securities Act or any state securities laws. Such securities may not be offered, sold or otherwise transferred by the holders thereof unless such offer, sale or transfer is registered under the Securities Act and applicable state securities laws, or made pursuant to valid

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exemption from such registration requirements. All securities issued in the
Private Placement bear or will bear a legend to that effect.

         REGISTRATION RIGHTS. Concurrently with and pursuant to the Securities Purchase Agreement, the Company entered into the Registration Rights Agreement, dated as of December 9, 1999 (the "Registration Rights Agreement"), with the DDJ Investors. The Additional Investors will also become parties to the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company is required to file, on or before February 7, 2000, a Form S-3 "shelf" registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission covering the resale of (i) the shares of Series B Preferred Stock issued in the Private Placement, and (ii) the shares of Common Stock issued in the Private Placement, including the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants included in the Units (collectively, the "Registrable Securities"). If the Shelf Registration Statement (i) is not filed with the SEC on or prior to February 7, 2000, or has not become effective on or prior to May 9, 2000, or (ii) is filed and declared effective but its effectiveness is suspended for any reason (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) for a period of time (including any suspension period as discussed below) which shall exceed 30 days in the aggregate, then the Company will be required to pay liquidated damages to each holder of Registrable Securities. The amount of liquidated damages payable during any period in which a registration default shall have occurred and be continuing is that amount which is equal to $1.00 per 1,000 shares of Registrable Securities per week and shall increase by an amount equal to $0.10 per 1,000 shares of Registrable Securities at the end of each subsequent two week period up to a maximum of $3.20. In addition, pursuant to the Registration Rights Agreement, the holders of Registrable Securities have certain "piggyback" registration rights in connection with registration statements filed by the Company, on its own behalf or on behalf of any of its stockholders, with respect to the Registrable Securities. The Company will pay all expenses, other than underwriting and brokerage discounts and commissions and other selling expenses, of all such registrations.

         BOARD REPRESENTATION. Pursuant to the terms of the Securities Purchase Agreement and the Series B Preferred Stock, the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a separate class, are entitled to elect one member of the Company's Board of Directors, so long as an aggregate of at least 2,000 shares of Series B Preferred Stock remain outstanding. In addition, pursuant to a letter agreement between the Company and DDJ Capital Management, LLC, the Company agreed to recommend that its stockholders approve an amendment to the terms of the Series B Preferred Stock providing that, in the event the Company fails to redeem the Series B Preferred Stock in accordance with its terms, the holders of the Series B Preferred Stock will have the right to elect a majority of the Company's Board of Directors until such time as all shares of Series B Preferred Stock have been redeemed by the Company.

         CONDITIONS TO SECOND CLOSING. The Second Closing of the sale of Units in the Private Placement is subject to certain conditions. The conditions to the obligation of the DDJ Investors to purchase Units at the Second Closing include the following:

         o the Company shall have sold no less than 3,000 Units and no more than 4,000 Units to the Additional Investors;

         o market conditions, at the time of the Second Closing, shall not be such that, in the reasonable judgment of the Purchasers in the Second Closing, the purchase and sale of the Units at the Second Closing on the terms set forth in the Securities Purchase Agreement do not reflect appropriate market terms;

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         o        the representations and warranties of the Company contained in the Securities Purchase Agreement shall continue to be true and correct at the time of the Second Closing;

         o the Company shall have complied with all agreements and covenants contained in the Securities Purchase Agreement required to be performed by it prior to or at the Second Closing; and

         o the Company shall have obtained all requisite consents and approvals.

         The conditions to the obligation of the Company to issue and sell Units at the Second Closing include the following:

         o the stockholders of the Company shall have duly adopted the Private Placement Proposal in accordance with Nasdaq requirements; and

         o the Company shall have received a fairness opinion from Hanifen Imhoff, Inc., which states that the Private Placement is fair, from a financial point of view, to the Company.

         INDEMNIFICATION. The Company has agreed to indemnify and hold harmless each Purchaser and its respective affiliates, and their employees, officers, partners, members, directors and agents from and against any and all losses, claims, damages, liabilities, costs and expenses in connection with or arising out of any breach by the Company of any of its representations, warranties or covenants in the Securities Purchase Agreement or in the related agreements or any third party proceeding in connection therewith.

         EXPENSES. The Company has agreed to pay all reasonable, documented, out-of-pocket fees and expenses actually incurred by the Purchasers in connection with the Private Placement.

         MANAGEMENT RIGHTS. By separate letter agreement, the Company has granted to the DDJ Investors the right to receive information and to submit proposals to and consult with management regarding the Company's operations and financial condition.

TERMS OF THE SERIES B PREFERRED STOCK

         The holders of the Series B Preferred Stock are entitled to significant rights, preferences and privileges as a result of their investment in the Company. These rights, preferences and privileges are summarized below. The terms of the Series B Preferred Stock are set forth in the Certificate of Designation establishing the terms of the Series B Preferred Stock, which was filed with the Secretary of State of the State of Delaware on December 9, 1999 and is included as an exhibit to this Form 8-K. The following summary of certain key terms of the Series B Preferred Stock is not complete and is qualified in its entirety by, and should be read in conjunction with, the Certificate of Designation attached as an exhibit hereto.

         AMOUNT. The Company has authorized a total of 1,000,000 shares of Series B Preferred Stock, of which up to 7,000 shares will be issued in the Private Placement.

         DIVIDENDS. The holders of shares of Series B Preferred Stock are entitled, in preference to the holders of any other class of capital stock of the Company, to receive cash dividends on a quarterly basis, at the rate per annum of 8%, when, as and if declared by the Company. The dividends on the Series B Preferred Stock are cumulative and so long as at least 1,000 shares of Series B Preferred Stock

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are outstanding and such dividends have not been paid in full, no dividends shall be paid or declared on, and the Company cannot purchase, redeem or acquire, any shares of Common Stock or any other class of capital stock of the Company ranking junior to or on parity with the Series B Preferred Stock. In addition, in the event that the Company declares or pays any cash or Common Stock dividends on the Common Stock, the Company must also declare and pay to the holders of the Series B Preferred Stock, the same dividends or distributions based upon the number of shares of Common Stock into which the shares of Series B Preferred Stock are then convertible.

         LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series B Preferred Stock will be entitled to receive, out of the assets of the Company available for distribution to stockholders, before any payment or distribution will be paid on any Common Stock or any other class of stock ranking on liquidation junior to the Series B Preferred Stock, an amount in cash equal to $1,000 per share of Series B Preferred Stock held by such holder, plus accrued but unpaid dividends, if any (the "Liquidation Preference"). In the event the assets of the Company available for distribution to the holders of Series B Preferred Stock are insufficient to permit payment in full of the Liquidation Preference, then all such assets will be distributed ratably among the holders of the Preferred Stock. If the holders of Series B Preferred Stock would have received more than the Liquidation Preference if they had converted their Series B Preferred Stock into Common Stock immediately prior to the liquidation event, then they shall receive such greater amount.

         REDEMPTION. On December 9, 2004, the Company is required to redeem all outstanding shares of Series B Preferred Stock at the amount of the Liquidation Preference.

         In addition, the holders of Series B Preferred Stock may, by majority vote, elect either to participate in, or to have their shares of Series B Preferred Stock redeemed upon the occurrence of, any of the following events:

         o        certain mergers or consolidations of the Company;

         o the sale or transfer of all or substantially all of the properties and assets of the Company;

         o any purchase by any person or group of capital stock of the Company causing such person or group to own a majority of the voting power of the Company; or

         o the redemption or repurchase of a majority of the voting power of the capital stock of the Company.

         The Company has agreed to provide an adequate remedy to the DDJ Investors in the event it fails to redeem all of the Series B Preferred Stock pursuant to the terms thereof. The amendment to the terms of the Series B Preferred Stock relating to Board representation of the holders of Series B Preferred Stock, as described below under "Special Class Voting Rights -- Board Representation", will be the remedy, if a proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), relating to the Company's Preferred Stock which the Board of Directors intends to submit to the stockholders at the Special Meeting (the "Preferred Stock Proposal") is adopted by the stockholders at the Special Meeting. If the Preferred Stock Proposal is not adopted, then the DDJ Investors will not be obligated to purchase Units at the Second Closing and will be entitled to contractual remedies, including, without limitation, the payment of interest at an interest rate on the liquidation amount of the Series B Preferred Stock that the Company fails to redeem.

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         Furthermore, in the event that, at any time commencing after December
9, 2000, the market price of the Common Stock equals or exceeds 200% of the Conversion Price (as defined below) then in effect for 20 out of a period of 30 consecutive trading days, then the Company shall have the right to redeem the Series B Preferred Stock at a purchase price per share equal to the Liquidation Preference.

         CONVERSION RIGHTS. Commencing June 9, 2000, each share of Series B Preferred Stock will be convertible, at the option of the holder thereof, into the number of shares of Common Stock equal to the Liquidation Preference divided by the "Conversion Price" per share then in effect. The initial "Conversion Price" is $5.9334 (the "Initial Conversion Price"), which equals approximately 168 shares of Common Stock per share of Series B Preferred Stock, based upon a Liquidation Preference of $1,000 per share of Series B Preferred Stock. On December 9, 2000, the Conversion Price will be reset to the lower of (i) the Initial Conversion Price, (ii) the Conversion Price then in effect, if it has been adjusted pursuant to the anti-dilution provision of the Series B Preferred Stock discussed below, or (iii) 110% of the sum of (a) the average closing bid price of the Common Stock for the 30 trading days immediately preceding such date, plus (b) the fair market value of any securities, cash or assets (other than dividends paid exclusively in cash or Common Stock) distributed to the holders of Series B Preferred Stock, but the Conversion Price will not, in any event, be reduced by more than 50% of the Conversion Price then in effect. Therefore, if the Series B Preferred Stock is not converted into Common Stock prior to December 9, 2000, the Series B Preferred Stock may become convertible into Common Stock at a rate which is below the prevailing market price of the Common Stock on the Date. If the Conversion Price is so adjusted, then the holders of Series B Preferred Stock will not, for a period of 90 days after the adjustment, sell, pledge or transfer any capital stock of the Company, or, for a period of 30 days after the adjustment, purchase (although they can convert their Series B Preferred Stock or exercise their Warrants) any shares of Common Stock to cover any "short" position.

         The Conversion Price, and the number of shares of Common Stock of the Company (or the number and kind of other securities or rights) into which each share of Series B Preferred Stock is convertible, are also subject to adjustment pursuant to the anti-dilution provisions of the Series B Preferred Stock as set forth in the Certificate of Designation. These anti-dilution provisions include the following:

         o If the number of shares of Common Stock outstanding is increased by a stock dividend or other distribution payable in shares of Common Stock, or by a subdivision or split-up of the outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price will be proportionally decreased so that the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be increased in proportion to the increase of outstanding shares of Common Stock.

         o If the number of shares of Common Stock outstanding is decreased by a combination or reverse split of the outstanding shares of Common Stock, then the Conversion Price will be proportionately increased so that the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

         o If the Company issues any Common Stock at a price, or any options, rights, warrants or other securities convertible into or exchangeable for shares of Common Stock (other than certain shares and options to officers, director or employees under the Company's employee plans, certain shares issuable upon the exercise of outstanding warrants or other rights, or securities issuable upon conversion of the Series B Preferred Stock or

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                  upon exercise of the Warrants) at a purchase price, conversion price or exercise price (as applicable) per share less than the greater of the market price of the Common Stock or the Conversion Price in effect immediately prior to such issuance, then the Conversion Price will be reduced pursuant to a "weighted price anti-dilution" formula, thereby entitling the holders of the Series B Preferred Stock to receive additional shares of Common Stock upon conversion.

         o If the Company distributes to all holders of shares of Common Stock evidences of its indebtedness, shares of any class or series of capital stock, other securities, cash or assets (excluding cash dividends or distributions of shares of its Common Stock), then, if they so elect by majority vote, the holders of outstanding shares of Series B Preferred Stock shall be entitled to, either (i) receive such distribution upon conversion, be entitled to covert each share of Series B Preferred Stock into the consideration or if the holder has converted its holdings of Series B Preferred Stock into Common Stock as of the payment date, or (ii) have the Conversion Price of the Series B Preferred Stock proportionately reduced.

         GENERAL VOTING RIGHTS. The holders of the Series B Preferred Stock are not entitled to vote on matters presented to the holders of Common Stock generally, except as expressly provided by law or in the Certificate of Designation.

         SPECIAL CLASS VOTING RIGHTS - BOARD REPRESENTATION. The holders of the Series B Preferred Stock, voting together as a separate class, have the right to elect one member of the Company's Board of Directors, so long as at least 2,000 shares of Series B Preferred Stock remain outstanding. All other directors will be elected by the holders of Common Stock and of any other class of capital stock of the Company that has the right to vote in the election of directors.

         The Company has agreed to recommend at the Special Meeting that its stockholders approve an amendment to the terms of the Series B Preferred Stock providing that, in the event the Company fails for any reason to redeem the Series B Preferred Stock in full in accordance with its terms, then the size of the Board of Directors will be increased to allow the holders of the Series B Preferred Stock to elect a sufficient number of additional directors to constitute a majority of the Board of Directors, to serve until the Company pays in full the redemption price for the shares of Series B Preferred Stock to be redeemed. Thereafter, the size of the Board of Directors will be reduced to its size in effect prior to the redemption default.

         SPECIAL CLASS VOTING RIGHTS -- RIGHT TO VETO CERTAIN TRANSACTIONS. So long as at least 1,000 shares of Series B Preferred Stock remain outstanding, the Company may not, without the consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, voting as a single class, take any of the following actions:

         o enter into any merger, consolidation, recapitalization, reorganizational or like transaction involving the Company or any of its subsidiaries;

         o        liquidate or dissolve the Company;

         o sell or transfer all or substantially all of the assets or properties of the Company;

         o dispose of assets in one or more transactions for consideration in excess of $1,000,000 without approval of the Board of Directors of the Company; or

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         o        incur indebtedness for money borrowed, except for borrowings under the Company's primary credit agreement of up to $3,000,000.

         In addition, so long as any shares of Series B Preferred Stock remain outstanding, the Company may not, without the consent of the holders of at least a majority of the shares then outstanding, voting as a single class, take any of the following actions:

         o issue any equity security, or securities exchangeable or convertible into equity securities or measured by the Company's earnings or profit, other than Series C Preferred Stock or securities of the Company, or its Internet subsidiaries, that rank junior to the Series B Preferred Stock as to liquidation, dividend and redemption rights;

         o redeem, repurchase or otherwise acquire for value any equity security of the Company (other than the Series B Preferred Stock in accordance with its terms); or

         o amend the Restated Certificate, By-Laws or other charter documents of the Company or any of its subsidiaries.

WARRANTS

         Each Warrant included in the Units being sold in the Private Placement entitles the holder thereof to purchase one share of Common Stock at the then current "Exercise Price". The Warrants are initially exercisable at an exercise price equal to $6.7425 (the "Initial Exercise Price"). The Initial Exercise Price will be reset on December 9, 2000 to the lower of (i) the Initial Conversion Price, (ii) the Exercise Price then in effect, if it has been adjusted pursuant to the anti-dilution provision of the Warrants, or (iii) 125% of the average closing bid price of the Common Stock for the 30 trading days immediately preceding such date. The Exercise Price is subject to further adjustment pursuant to certain anti-dilution provisions, which are substantially the same as the anti-dilution provisions of the Series B Preferred Stock described in "Terms of the Series B Preferred Stock - Conversion Rights" above. The Warrants are immediately detachable from the Units, can be exercised at any time commencing March 9, 2000, and expire December 9, 2004. In lieu of paying the Exercise Price in cash, holders of Warrants may exercise such Warrants by delivering to the Company shares of Common Stock of the Company with a fair market value equal to the Exercise Price. Alternatively, holders of Warrants may make a "cashless" exercise of the Warrants and recover, upon exercise and without making any payments (of cash, Common Stock or any other asset), a "net" number of shares of Common Stock determined by a formula based on the amount the trading price of the Common Stock exceeds the Exercise Price then in effect.

PRIVATE PLACEMENT AGENT

         The Company has engaged First Albany Corporation to serve as its exclusive placement agent in connection with the Private Placement. The Company will pay to First Albany Corporation a fee equal to two percent (2%) of the gross proceeds received by the Company in the Private Placement, plus customary fees and expenses.

USE OF PROCEEDS

         The gross proceeds from the Private Placement, if 6,000 Units (the minimum required for the Second Closing) are sold at a purchase price of $2,000 per Unit and if the other conditions to the

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Second Closing are met, will be $12,000,000. Because the actual amount of gross proceeds will depend upon (i) the consummation of the Second Closing, (ii) the number of Units (between 3,000 and 4,000 Units) sold to the Additional Investors, and (iii) the price of the Units sold to the Additional Investors (which will depend on market conditions and, if less than $2,000 per Unit, will also reduce the Company's proceeds from the First Closing), the Company cannot provide any assurance of the actual amount of gross proceeds from the Private Placement.

         The gross proceeds of $2,900,000 from the First Closing will be used primarily to finance, in part, the development of the Company's Internet business. Any additional proceeds received by the Company in the Second Closing will be used by the Company for development of its Internet business, repayment of certain indebtedness, payment of its expenses associated with the Private Placement, and for general corporate and working capital purposes.

REASONS FOR THE PRIVATE PLACEMENT

         The Company is selling the Units in the Private Placement primarily to raise funds it needs to satisfy short-term capital requirements to finance the development of its Internet business. The Company expects that the initial development of its eBusiness, which will allow the Company to define and develop its eBusiness market, products and services and to launch a fully functional website to conduct its eBusiness, will cost approximately $5,000,000, consisting of consulting fees and technology costs.

         The Company will also use a portion of the proceeds of the Private Placement to fund certain long term capital requirements. These long-term capital requirements include the potential repayment of a convertible promissory note issued to American Meter Company in connection with the acquisition of a business acquired from American Meter (an expected $600,000 principal balance due May 2002), and the repayment of outstanding indebtedness (approximately $2,100,000 as of September 30, 1999) under its credit facility with its principal lender which expires May 2001. In addition, the Company will utilize the proceeds of the Private Placement to finance its working capital needs and the expansion of its business operations, including potentially providing the funds to finance an acquisition opportunity, if one were to arise. The Company has no present agreement or arrangement for any such acquisition opportunities.

         The Company has recently focused a major part of its business strategy upon the development of an Internet-based business, also referred to as an eBusiness. The Company is currently developing and operating its eBusiness through two wholly-owned subsidiaries, Metretek Internet Services, Inc. ("Metretek Internet") and TotalPlan, Inc. ("TotalPlan"). In furtherance of this business strategy, the Company has entered into a strategic relationship with Scient, a leading eBusiness consultant and advisor, to assist the Company in designing, developing and creating its eBusiness. The goal of the eBusiness is to enable the Company to take its measurement information products, services and data management technologies to a broader market of end users of natural gas and electricity by creating a comprehensive market place on the Internet for energy consumers and suppliers to take advantage of deregulated energy markets. The Company's initial focus, which is the principal reason for the Private Placement, is to develop and launch an Internet-based transactional website.

         The Company estimates that this initial development phase of its eBusiness will require estimated expenditures of approximately $5,000,000, consisting of consulting fees and expenses payable to Scient and costs of acquiring the requisite technology, including hardware and software, as well as research and development costs. The Company expects that after this initial development stage is completed and its website is launched, the further development and growth of its eBusiness,

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including staffing, organizational and start-up expenses, marketing costs and additional capital expenditures, will require significant additional funds. In order to so develop and expand its eBusiness, the Company will need to raise the significant additional funds beyond the proceeds of the Private Placement, from the proceeds of public or private equity financing, debt financing or from other sources. Any such capital raising will be subject to the consent of the Company's lender on its credit facility, if its credit facility is then in effect. In addition, any such capital raising will be subject to any required consents from the holders of Series B Preferred Stock, as described above. There can be no assurance that such additional funds will be available to the Company in the future or that, if available, such funds can be obtained on terms favorable to the Company, and on terms acceptable to the Company's lender, if its consent is required, and on terms acceptable to the holders of the Series B Preferred Stock, if their consent is required. The inability of the Company to raise sufficient additional funds, beyond the proceeds of the Private Placement, to meet the capital requirements of its eBusiness could have a material adverse effect on its business, financial condition and results of operations.

STOCKHOLDER APPROVAL

         The Company's Common Stock is listed on the Nasdaq National Market. Due to certain rules of the Nasdaq Stock Market, Inc. that may be applicable to the Private Placement, the Company will submit the Private Placement to its stockholders for their ratification and approval. Stockholder approval of the Private Placement is not otherwise required as a matter of Delaware law or other applicable laws or rules or by the Company's Restated Certificate or Amended and Restated By-Laws.

         As a result of the issuance of the Common Stock included in the Units issued to the DDJ Investors in the First Closing, the DDJ Investors, in the aggregate, own 290,000 shares of Common Stock, and have the right to acquire an additional 389,379 shares of Common Stock upon the conversion of the Preferred Stock (based upon the Initial Conversion Price) and upon the exercise of the Warrants. The terms of the Securities Purchase Agreement prohibit the Company from issuing to the DDJ Investors (including the 290,000 shares of Common Stock issued at the First Closing plus all other shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants issued at the First Closing, 696,809 or more shares of Common Stock, which constitutes 20% of the number of shares of Common Stock outstanding on the date preceding the First Closing, without stockholder approval of this Private Placement Proposal. In addition, the Second Closing is conditioned, among other things, upon stockholder approval of this Private Placement Proposal. If stockholder approval of the Private Placement Proposal is obtained, the Company will be able to issue and sell up to an additional 5,550 Units, including 1,110,000 shares of Common Stock included in such Units, and will be permitted to issue all shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants included in the Units.

         If stockholder approval of the Private Placement is not obtained, then the shares of Common Stock, shares of Series B Preferred Stock and Warrants which were issued to the DDJ Investors in the First Closing will remain outstanding, but the Second Closing will not occur and the Company will not be able to sell any additional Units in the Private Placement, and the Company will not be permitted to issue more than 406,809 shares of Common Stock upon the conversion of the Series B Preferred Stock or the exercise of the Warrants, collectively, issued at the First Closing to the DDJ Investors, irrespective of the Conversion Price or Exercise Price, respectively, from time to time in effect. In addition, if the Conversion Price of the Series B Preferred Stock is materially reduced due either to the reset provisions or the anti-dilution provisions, then the Company will not be able to issue all the shares of Common Stock issuable upon such conversion or exercise without violating the Nasdaq Rules, and the Company could be subject to delisting from Nasdaq if such excess shares of Common Stock are issued by the Company. In the Securities Purchase Agreement, the Company has agreed to repurchase any Series B Preferred Stock or Warrants at a price based upon the market value of the underlying Common Stock to the extent the conversion or exercise thereof would violate the Nasdaq Rules.

LISTING AND REGISTRATION OF SECURITIES BEING ISSUED

         Neither the Series B Preferred Stock nor the Warrants issued in the Private Placement will be listed on the Nasdaq Stock Market, any national securities exchange or any other stock market, stock exchange or stock trading system. The Company has agreed to apply for the listing on the Nasdaq National Market of the shares of Common Stock issued as part of the Units, as well as the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants.

         The issuance of the Units in the First Closing was not, and the issuance of Units in the Second Closing will not be, registered under the Securities Act or any state securities laws. However, the Common Stock and the Series B Preferred Stock issued as part of the Units, and the Common Stock issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants, will be registered for public resale by the holders thereof pursuant to a Form S-3 "shelf" registration statement filed by the Company with the SEC in accordance with the registration rights of the Purchasers. See "The Private Placement -- Registration Rights" above.

AMENDMENT TO STOCKHOLDER RIGHTS AGREEMENT

         The Board of Directors also approved an amendment to the Company's Rights Agreement at the same time that it approved the Private Placement. The amendment to the Rights Agreement prevents the Private Placement, including the Purchasers' acquisition of the Common Stock, Series B Preferred Stock and the Warrants included in the Units, and the Purchasers' acquisition of Common Stock upon conversion of the Series B Preferred Stock or upon exercise of the Warrants, from triggering the protections contained in the Rights Agreement.

AMENDMENT TO CREDIT FACILITY

         In connection with the Private Placement, the Company and National Bank of Canada, the Company's lender under its credit facility (the "Lender"), entered into the Third Amendment to Loan and Security Agreement and Loan Documents (the "Loan Amendment"). Pursuant to the Loan Amendment, the Lender waived all applicable restrictions and limitations in the credit facility relating to the Private Placement, other than the right of the Company to redeem the Series B Preferred Stock, and redefined certain covenants of the Company to include the Series B Preferred Stock in the Company's tangible net worth.

FORWARD LOOKING STATEMENTS

         This Form 8-K contains certain forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, the Company may publish or otherwise make available forward-looking statements of this nature. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements or historical facts. The words "may", "could", "will", "project", "intend", "continue", "believe", "anticipate", "estimate", "expect" and similar predictive, future tense or forward-looking terminology, are intended to identify forward-looking statements. Examples of forward-looking statements include statements regarding, among other matters, the Company's plans, intentions, beliefs and expectations with respect to its future prospects, including its eBusiness, and the Company's ability to raise sufficient additional capital, from the sale of equity, debt, assets or otherwise, to successfully develop and market its eBusiness. Such forward-looking statements are based on the current plans, intentions, beliefs and expectations of management as well as assumptions made by and information currently available to management. Forward-looking statements are not guarantees of future performance or events but are subject to, and are qualified by, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These risks and uncertainties include, but are not limited to, (1) the Company's ability to successfully develop and implement an Internet-based business; (2) the emergence and growth of a market for online energy information and services; (3) the success of the Company's strategic relationships; (4) changes in the energy industry in general and the natural gas and electricity industry in particular; (5) the Company's ability to successfully implement, and the market's acceptance of, its "TotalPlan(TM)" offering; (6) the ability of the Company to raise sufficient funds to finance the eBusiness; (7) the impact of current and future laws and government regulations affecting the energy industry in general and the natural gas industry in particular; and (8) other risks and uncertainties that are discussed in this Form 8-K or that are discussed from time to time in the Company's other reports and filings with the Securities and Exchange Commission. The Company does not intend, and assumes no responsibility, to update any oral or written forward-looking statements made by the Company.

SUMMARY

         The foregoing summary of the provisions of the Securities Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, and the Warrants is qualified in its entirety by reference to, and should be read in conjunction with, such documents, which are fixed as exhibits to the Form 8-K and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS

                  4.1 Securities Purchase Agreement, dated as of December 9, 1999, as amended, by and among Metretek Technologies, Inc., State Street Bank & Trust, (solely in its capacity as Trustee for General Motors Employees Global Group Pension Trust as directed by DDJ Capital Management, LLC, and not in its initial capacity), DDJ Canadian High Yield Fund and B III-A Capital Partners, L.P. (the "DDJ Investors")

                  4.2 Certificate of Designation of Series B Preferred Stock, filed with the Secretary of State of the State of Delaware on December 9, 1999

                  4.3 Form of Common Stock Purchase Warrant issued on December 9, 1999 by Metretek Technologies, Inc. to the DDJ Investors

                  4.4 Registration Rights Agreement, dated as of December 9, 1999, by and among Metretek Technologies, Inc. and the DDJ Investors

                  4.5 Letter Agreement, dated as of December 20, 1999, between Metretek Technologies, Inc. and DDJ Capital Management, LLC

                  10.1 Third Amendment to Loan and Security Agreement and Loan Documents, dated as of December 16, 1999 but effective as of December 8, 1999, among National Bank of Canada, Metretek Technologies, Inc., Southern Flow Companies, Inc., Metretek, Incorporated and Sigma VI, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       METRETEK TECHNOLOGIES, INC.



                                       By: /s/ W. Phillip Marcum
                                           -------------------------------------
                                           W. Phillip Marcum
                                           President and Chief Executive Officer


Dated: December 22, 1999

                          METRETEK TECHNOLOGIES, INC.
                                    FORM 8-K

                             DATED DECEMBER 9, 1999

                                 EXHIBIT INDEX


             EXHIBIT NO.   DESCRIPTION
             -----------   -----------

                  4.1 Securities Purchase Agreement, dated as of December 9, 1999, as amended, by and among Metretek Technologies, Inc., State Street Bank & Trust, (solely in its capacity as Trustee for General Motors Employees Global Group Pension Trust as directed by DDJ Capital Management, LLC, and not in its initial capacity), DDJ Canadian High Yield Fund and B III-A Capital Partners, L.P. (the "DDJ Investors")

                  4.2 Certificate of Designation of Series B Preferred Stock, filed with the Secretary of State of the State of Delaware on December 9, 1999

                  4.3 Form of Common Stock Purchase Warrant issued on December 9, 1999 by Metretek Technologies, Inc. to the DDJ Investors

                  4.4 Registration Rights Agreement, dated as of December 9, 1999, by and among Metretek Technologies, Inc. and the DDJ Investors

                  4.5 Letter Agreement, dated as of December 20, 1999, between Metretek Technologies, Inc. and DDJ Capital Management, LLC

                  10.1 Third Amendment to Loan and Security Agreement and Loan Documents, dated as of December 16, 1999 but effective as of December 8, 1999, among National Bank of Canada, Metretek Technologies, Inc., Southern Flow Companies, Inc., Metretek, Incorporated and Sigma VI, Inc.